UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2021

Next Meats Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56167	85-4008709
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F 1-16-13 Ebisu Minami Shibuya-ku, Tokyo Japan	150-0022
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Note: “We”, “Us”, “The Issuer”, and or “The Company” refer to Next Meats Holdings, Inc., a Nevada Company.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements which involve risks and uncertainties, principally in the sections entitled “Business”, and “Management’s Discussion and Analysis”. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates”, “believes”, “can”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, or “should”, or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may appear in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to vary. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements, except as expressly required by law.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

All dollar amounts used throughout this Report are in US Dollars, unless otherwise stated. All amounts in Japanese Yen used throughout this Report are preceded by JPY, for example JPY 500, is referring to 500 Japanese Yen.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed in our Form 8-K filed on June 9, 2021, we entered into a “Share Cancellation and Exchange Agreement” (referred to herein as “the Agreement”) with Next Meats Co., Ltd. A full copy of the agreement is attached as Exhibit 10.1 to the aforementioned Form 8-K.

Next Meats Co., Ltd. is referred to herein as “NMCO”, and Next Meats Holdings, Inc., is referred to herein as “the Company”, and or “NXMH”. The shareholders of Next Meats Co., Ltd., prior to effectiveness of the aforementioned agreement, are referred to herein as “NMCO shareholders”.

Pursuant to the Agreement, and at the Effective Time of the Agreement, which is commensurate and equates to the filing of this Form 8-K, NXMH shall acquire NMCO resulting in NMCO as a wholly owned subsidiary of NXMH.  Immediately prior to the effective time (defined below), each NMCO shareholder shall cancel and exchange their percentile share interest in NMCO for an equivalent percentile share interest in NXMH. The cancellation and exchange shall be conducted and equivalent pursuant to each NMCO shareholder’s pro rata percentage set forth in the table below (the “Cancellation and Exchange”). At the Effective Time, NMCO shall issue NXMH 1,000 shares of its common stock to NXMH resulting in NMCO as a wholly owned subsidiary of NXMH.

Effective Time: The aforementioned Agreement is to be effective commensurate with the filing of this Form 8-K. At the effective time, NMCO issued 1,000 shares of its common stock to NXMH. As a result, Next Meats Co., Ltd. is now a 100% wholly owned subsidiary of the Company (NXMH).

The aforementioned parties intend that the reorganization contemplated by this Agreement shall constitute a tax-free organization pursuant to Section 368(a)(1) of the Internal Revenue Code.

The chart below indicates, amongst other data, the resulting issuance of shares of NXMH to each, now former, shareholder of Next Meats Co., Ltd. following the Effective Time of the Share Cancellation and Exchange Agreement. Prior to the Effective Time, NMCO was comprised of the following parties:

NAME OF SHAREHOLDER	APPROXIMATE PERCENTILE SHARES OWNED OF NMCO (PRIOR TO THE EFFECTIVE TIME)	SHARES OWNED OF NMCO (PRIOR TO EFFECTIVE TIME)	PRO RATA COMMON SHARES OF NXMH TO BE ISSUED TO NMCO SHAREHOLDER AT THE EFFECTIVE TIME
Ryo Shirai	33.4643%	37,402	163,088,842
Hideyuki Sasaki	33.4643%	37,402	163,088,842
White Knight Co., Ltd. (owned and controlled by Koichi Ishizuka)	19.0575%	21,300	92,877,182
Koichi Ishizuka	4.2946%	4,800	20,930,069
Kiyoshi Noda	1.9666%	2,198	9,584,227
Rei Ishizuka	1.9666%	2,198	9,584,227
Michihito Inoue	1.4315%	1,600	6,976,690
Ryonetsu Kogyou co., ltd (Represented by Mitsugu Kondo, CEO)	0.8947%	1,000	4,360,431
Hideya Marukawa	0.7158%	800	3,488,345
Keiichi Yogo	0.7158%	800	3,488,345
Tomonori Yoshinaga	0.5368%	600	2,616,259
SJ Capital Co., Ltd. (Represented by Takeshi Sugisawa)	0.5073%	567	2,472,364
Okakichi Co., Ltd (Represented by Shigeru Okada, CEO)	0.3275%	366	1,595,918
CX Inc. (Represented by Hiromichi Furui, CEO)	0.2988%	334	1,456,384
HEXEL Works, Inc. (Represented by Yoichi Nagai, CEO)	0.2684%	300	1,308,129
THREWAYS, Inc. (Represented by GENKI HIRAI, CEO)	0.0895%	100	436,044
Total	100.0000%	111,767	487,352,298

Following the Effective Time of the Share Cancellation and Exchange Agreement, December 16, 2021, Next Meats Co., Ltd. became a 100% wholly owned subsidiary of the Company. Next Meats Co., Ltd. is no longer our controlling shareholder and any shares previously held by Next Meats Co., Ltd. of the issuer have subsequently been cancelled and returned to treasury, and are no longer deemed to be issued and outstanding.

The quantities of stock of NXMH, detailed within the above table, have been issued to the respective parties pursuant to the Share Cancellation and Exchange Agreement.

Following the above, Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka (directly and indirectly through White Knight Co., Ltd.), collectively now own and control 439,984,935 shares of our common stock.

As of the current date, and following the Share Cancellation and Exchange Agreement, we now have 500,000,000 shares of common stock issued and outstanding.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

As noted above, and as a result of the consummation of the Share Cancellation and Exchange Agreement, Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka (directly and indirectly through White Knight Co., Ltd.), collectively now own and control approximately 439,984,935 shares of our common stock. We currently have a total of 500,000,000 shares of common stock issued and outstanding.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Upon the Effective Time of the Share Cancellation and Exchange Agreement, December 16, 2021, we ceased our status as a “shell company”, as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”). We now operate through Next Meats Co., Ltd., a Japan Company, in addition to our existing subsidiary, NextMeats France, a French Company.

We also retain approximately 40.6% voting control of Dr. Foods, Inc., a Nevada Company. Collectively, we along with White Knight Co., Ltd., a Japan Company, have approximately 81.20% voting control of Dr. Foods, Inc. Our Chief Financial Officer, Koichi Ishizuka, owns and controls White Knight Co., Ltd.

The Company and Dr. Foods, Inc. intend to co-develop new food products and subsequently offer them for sale to both distributors and consumers alike.

Next Meats Co., Ltd. is a Japanese Company that operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes. The product offerings from Next Meats Co., Ltd. are currently sold to various food distributors, supermarkets, and restaurant groups.

We intend to utilize NextMeats France to, amongst other things, operate as a reseller and distributor, in France and throughout Europe, for food products currently offered by Next Meats Co., Ltd., a Japanese Company.

Going forward, we intend to operate through and act as a holding company for our two current subsidiaries. We also share the same business objectives as our wholly owned subsidiaries, which is the development, sale, and distribution of alternative meat products to customers across the globe. We also intend to further our business objectives in conjunction with our partnership with Dr. Foods, Inc.

Our business objectives are described in greater detail beginning on page 6.

Given we are no longer a shell company as a result of our acquisition of Next Meats Co., Ltd., which has considerable operations, assets, and revenue, we have set forth herein the information, including the information with respect to our new operations, that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting our common stock in this Report on Form 8-K.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, the Company has entered into and now consummated a Share Cancellation and Exchange Agreement, resulting in the acquisition of Next Meats Co., Ltd., which caused the Company to cease being defined as a “shell company” under the Securities Act of 1933, as amended. Item 2.01(f) of Form 8-K requires that if a registrant was a shell company, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the closing of the Share Cancellation and Exchange Agreement, except that information relating to periods prior to the date of the Share Cancellation and Exchange Agreement only relates to the Company, unless otherwise specifically indicated.

Business

Corporate History

Next Meats Holdings, Inc. (we, us, our, or the “Company”), formerly known as Turnkey Solutions, Inc., was incorporated on April 15, 2020 in the State of Nevada.

On April 15, 2020, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company.

On October 1, 2020, the Company, also referred to herein as the “Successor”, announced on Form 8-K plans to participate in a holding company reorganization (“the Reorganization” or “Merger”) with Intermedia Marketing Solutions, Inc. (“IMMM” or “Predecessor”) and Intermedia Marketing Solutions Merger Sub, Inc. (“Merger Sub”) collectively (the “Constituent Corporations”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250. Immediately prior to the Reorganization, the Company was a direct and wholly owned subsidiary of Intermedia Marketing Solutions, Inc. and Intermedia Marketing Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company.

The effective date and time of the Reorganization was October 28, 2020 at 4PM PST (the “Effective Time”). The entire plan of Merger is on file with Nevada Secretary of State (“NSOS”) and included in the Articles of Merger pursuant to NRS 92A.200 Nevada Secretary of State (“NSOS”) and attached to and made a part thereof to the Articles of Merger pursuant to NRS 92A.200 filed with NSOS on October 16, 2020. At the Effective Time, Predecessor merged with and into its indirect and wholly owned subsidiary, Merger Sub with Predecessor as the surviving corporation resulting in Predecessor as a wholly owned subsidiary of the Company.

Concurrently and after the Effective Time, the Company cancelled all of its stock held in Predecessor resulting in the Company as a stand-alone and separate entity with no subsidiaries, no assets and negligible liabilities. The assets and liabilities of Predecessor, if any, remained with Predecessor. Following the reorganization, the Company abandoned the business plan of its Predecessor and resumed its former business plan of a blank check company after completion of the Merger. It should be noted that the Company is no longer deemed to be a black check company at this time.

Full details pertaining to the Reorganization can be viewed in the Company’s Form 8-K filed on October 29, 2020.

On November 18, 2020 our former controlling shareholder, Flint Consulting Services, LLC sold 35,000,000 shares of common stock to Next Meats Co., Ltd. a Japan Company. The Purchase Price was paid with personal funds of the now former majority shareholders of Next Meats Co., Ltd.

On the same day, November 18, 2020, Paul Moody resigned from his positions of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Simultaneous to Paul Moody’s resignations, Ryo Shirai was appointed as our Chief Executive Officer and Director, Hideyuki Sasaki as our Chief Operating Officer and Director, and Koichi Ishizuka as our Chief Financial Officer and Director.

On January 8, 2021 our majority shareholder at the time, Next Meats Co., Ltd., a Japan Company, along with our Board of Directors, comprised of Mr. Koichi Ishizuka, Mr. Ryo Shirai, and Mr. Hideyuki Sasaki, took action to ratify, affirm, and approve a name change of the Company from Turnkey Solutions, Inc., to Next Meats Holdings, Inc. The Company filed a Certificate of Amendment with the Nevada Secretary of State (“NVSOS”) to enact the name change with an effective date of January 19, 2021. This was previously disclosed in the Form 8-K we filed on January 25, 2021.

Also on January 8, 2021, our then majority shareholder Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve a change of the Company’s ticker symbol from TKSI to NXMH.

Pursuant to the above, the Company carried out a FINRA corporate action. As a result of the aforementioned corporate action, the Company’s CUSIP number for its common stock was changed from 90043H102 to 65345L100. The change in CUSIP, name change, and symbol change were posted on the FINRA daily list on January 25, 2021 with a market effective date of January 26, 2021.

On January 28, 2021, our then majority shareholder, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve the issuance of 452,352,298 shares of restricted common stock to Next Meats Co., Ltd. The shares were issued for services rendered to the Company. Following this issuance, there were 500,000,000 shares of common stock issued and outstanding.

On June 9, 2021 Next Meats Holdings, Inc. entered into a “Share Cancellation and Exchange Agreement” (referred to herein as “the Agreement”) with Next Meats Co., Ltd. A full copy of the agreement is attached as Exhibit 10.1 to our Form 8-K filed on June 9, 2021.

Next Meats Co., Ltd. is referred to herein as “NMCO”, and Next Meats Holdings, Inc., is referred to herein as “the Company”, and or “NXMH”. The shareholders of Next Meats Co., Ltd., prior to effectiveness of the aforementioned agreement, are referred to herein as “NMCO shareholders”.

Pursuant to the Agreement, and at the Effective Time of the Agreement, which is commensurate and equates to the filing of this Form 8-K, NXMH shall acquire NMCO resulting in NMCO as a wholly owned subsidiary of NXMH.  Immediately prior to the effective time (defined below), each NMCO shareholder shall cancel and exchange their percentile share interest in NMCO for an equivalent percentile share interest in NXMH. The cancellation and exchange shall be conducted and equivalent pursuant to each NMCO shareholder’s pro rata percentage set forth in the table below (the “Cancellation and Exchange”). At the Effective Time, NMCO shall issue NXMH 1,000 shares of its common stock to NXMH resulting in NMCO as a wholly owned subsidiary of NXMH.

Effective Time: The aforementioned Agreement is to be effective commensurate with the filing of this Super 8-K, December 16, 2021. At the effective time, NMCO issued 1,000 shares of its common stock to NXMH. As a result, at the Effective Time, Next Meats Co., Ltd. became a 100% wholly owned subsidiary of the Company (NXMH).

The aforementioned parties intend that the reorganization contemplated by this Agreement shall constitute a tax-free organization pursuant to Section 368(a)(1) of the Internal Revenue Code.

The chart below indicates, amongst other data, the resulting issuance of shares of NXMH to each, now former, shareholder of Next Meats Co., Ltd. following the Effective Time of the Share Cancellation and Exchange Agreement. Prior to the Effective Time, NMCO was comprised of the following parties:

NAME OF SHAREHOLDER	APPROXIMATE PERCENTILE SHARES OWNED OF NMCO (PRIOR TO THE EFFECTIVE TIME)	SHARES OWNED OF NMCO (PRIOR TO EFFECTIVE TIME)	PRO RATA COMMON SHARES OF NXMH TO BE ISSUED TO NMCO SHAREHOLDER AT THE EFFECTIVE TIME
Ryo Shirai	33.4643%	37,402	163,088,842
Hideyuki Sasaki	33.4643%	37,402	163,088,842
White Knight Co., Ltd. (owned and controlled by Koichi Ishizuka)	19.0575%	21,300	92,877,182
Koichi Ishizuka	4.2946%	4,800	20,930,069
Kiyoshi Noda	1.9666%	2,198	9,584,227
Rei Ishizuka	1.9666%	2,198	9,584,227
Michihito Inoue	1.4315%	1,600	6,976,690
Ryonetsu Kogyou co., ltd (Represented by Mitsugu Kondo, CEO)	0.8947%	1,000	4,360,431
Hideya Marukawa	0.7158%	800	3,488,345
Keiichi Yogo	0.7158%	800	3,488,345
Tomonori Yoshinaga	0.5368%	600	2,616,259
SJ Capital Co., Ltd. (Represented by Takeshi Sugisawa)	0.5073%	567	2,472,364
Okakichi Co., Ltd (Represented by Shigeru Okada, CEO)	0.3275%	366	1,595,918
CX Inc. (Represented by Hiromichi Furui, CEO)	0.2988%	334	1,456,384
HEXEL Works, Inc. (Represented by Yoichi Nagai, CEO)	0.2684%	300	1,308,129
THREWAYS, Inc. (Represented by GENKI HIRAI, CEO)	0.0895%	100	436,044
Total	100.0000%	111,767	487,352,298

Following the Effective Time of the Share Cancellation and Exchange Agreement, December 16, 2021, Next Meats Co., Ltd. became a 100% wholly owned subsidiary of the Company. Next Meats Co., Ltd. is no longer our controlling shareholder and any shares previously held by Next Meats Co., Ltd. of the issuer have subsequently been cancelled and returned to treasury, and are no longer deemed to be issued and outstanding.

The quantities of stock of NXMH, detailed within the above table, have been issued to the respective parties pursuant to the Share Cancellation and Exchange Agreement.

Following the above, Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka (directly and indirectly through White Knight Co., Ltd.), collectively now own and control approximately 439,984,935 shares of our common stock.

As of the current date of this report, and following the Share Cancellation and Exchange Agreement, we now have 500,000,000 shares of common stock issued and outstanding.

On July 20, 2021, Dr. Foods, Inc., formerly known as, “Catapult Solutions, Inc.”, a Nevada Corporation (“DRFS”), entered into a Share Purchase Agreement (the “Agreement”) by and among CRS Consulting, LLC, a Wyoming Limited Liability Company (“CRS”), White Knight Co., Ltd., a Japan Company (“WKC”), and Next Meats Holdings, Inc., a Nevada Company (“NXMH”), pursuant to which, on July 23, 2021, (“Closing Date”), CRS sold 10,000 shares of DRFS Series Z Preferred Stock, representing approximately 81.20% voting control of DRFS; 5,000 shares of Series Z Preferred Stock were transferred to WKC and 5,000 shares of Series Z Preferred Stock were transferred to NXMH. Our Chief Financial Officer, Koichi Ishizuka, owns and controls White Knight Co., Ltd.

On August 25, 2021, the Company changed its business plan to exploring and evaluating various business opportunities in, amongst other industries, the alternative meats and lab-grown food product sectors.

On or about September 17, 2021, we incorporated NextMeats France, a French Company, that will act as a wholly owned subsidiary of the Company. We intend to utilize Next Meats France to, amongst other things, operate as a reseller and distributor, in France and throughout Europe, of food products currently offered by Next Meats Co., Ltd., a Japanese Company. Next Meats Co., Ltd. shares common management with NextMeats France.

Additional Information regarding our wholly owned subsidiaries and Dr. Foods, Inc.

The Company and Dr. Foods, Inc. intend to co-develop new food products and subsequently offer them for sale to both distributors and consumers alike. Currently, we are mutually developing an alternative meat product that may mimic the taste of the French delicacy known as, “Foie Gras”.

Next Meats Co., Ltd. is a Japanese Company that operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes. The product offerings from Next Meats Co., Ltd. are currently sold to various food distributors, supermarkets, and restaurant groups. We believe Next Meats Co., Ltd. to be a globally recognized brand and that our global reach will continue to grow as time progresses and more individuals seek alternative meat substitutes.

We intend to utilize NextMeats France to, amongst other things, operate as a reseller and distributor, in France and throughout Europe, for food products currently offered by Next Meats Co., Ltd., a Japanese Company.

Going forward, we intend to act as a holding company and operate through our two current subsidiaries. We also share the same business objectives as our wholly owned subsidiaries, which is the development, sale, and distribution of alternative meat products to consumers across the globe. We also intend to further our business objectives in conjunction with our partnership with Dr. Foods, Inc. Our current business plan is detailed below beginning on page 6.

Alternative Meat Industry

The Alternative Meat Industry refers to meat analogues or meat substitutes which are plant-based, lab-grown, or use ingredients other than livestock, such as insects. The Yano Research Institute announced that the global market size for meat substitutes in 2020 was 2.3 billion dollars. It is estimated that the market will grow at an average annual rate of 22% after 2020, reaching 6.1 billion dollars in 2025 and 17 billion dollars in 2030.

Startups using technology to engineer meat in labs or manufacture it from plant-based products are rising in popularity. In 2019, one of the world’s biggest alternative protein brands, Beyond Meat, which manufactures the plant-based Beyond Burger, went public at a valuation of almost $1.5B. The company reported net revenues of $407M in 2020, a year-over-year increase of almost 37%, and net losses of $53M, driven largely by, what we believe to be, challenges posed by the Covid-19 pandemic.

Alternative protein sources can potentially reduce the negative environmental impact associated with meat production, as livestock is a major contributor to greenhouse gas emissions. Additionally, reducing livestock could free up global cropland, decrease soil erosion, and relieve pressure on the world’s water supply.

Consumers are also seeking healthier food alternatives. Rising obesity rates across the globe, coupled with consumer interest in healthier food alternatives, are also driving demand for meatless proteins.

In 2019, the annual retail food market grew by 2.2%, but plant-based foods swelled by 11.4% in comparison, according to the Plant Based Foods Association. The following year saw even stronger growth, with retail sales of more than $7B in 2020 - an increase of 27% that dwarfed the 15% growth observed across US retail food sales as a whole that year.

At present, our operations are primarily conducted in Japan, and as such we have narrowed the focus of the following information to the alternative meat industry in Japan.

In 2019, the Japan Meat Information Service Center conducted a survey that revealed that at least 50% of the population was aware of products alternative to meat. The overall image of plant-based meat substitutes was also rather positive. Nearly 60% of the respondents were ready to consume greener for their health and the planet.

A year later, another study specifically conducted on soy-based meat showed that consumer awareness jumped to over 70%. By August 2020, at least 1 out of 4 consumers had tasted a vegetable alternative to meat at least once. The figures further revealed that consumers cook plant-based meat at home (68%) but also eat meat substitutes at restaurants (30%) and cafes (18.2%).

The rising awareness of meat alternatives isn’t unique to Japan but is part of a global movement, with the Asia-Pacific region as the fastest-growing market. Experts forecast a growth rate of at least 9.4% a year until 2025 in that region only.

By 2019, Japan’s Ministry of Agriculture, Forestry, and Fisheries already listed up to 12 domestic plant-based meat manufacturers. The Ministry noted the consumption increase seemed to be explosive. Retailers also appeared largely in favor of the development of new alliterative meat products to stock their shelves. When the pandemic hit worldwide, we believe Japan was already on the path for sustainable protein food sources. We believe this is greatly attributed to a pre-existing shift to meat alternatives for reasons already stated above.

Sources

https://www.cbinsights.com/research/future-of-meat-industrial-farming/

https://www.gourmetpro.co/blog/plant-based-meat-gaining-steam-as-sustainable-food-source-japan

Business Information

Prior to the Effective Time of the Agreement between Next Meats Holdings, Inc. and Next Meats Co., Ltd. we were deemed to be a shell company. Subsequent to the Effective Time of the “Share Cancellation and Exchange Agreement”, detailed above, which occurred commensurate with the filing of this Form 8-K, our business plan has changed to share that of our wholly owned subsidiaries, Next Meats Holdings, Inc., and NextMeats France which is to develop and sell alternative meat products. For the purposes of the foregoing business plan, all references to “Next Meats”, “NextMeats France”, or “the Company”, refer to Next Meats Holdings, Inc., Next Meats Co., Ltd., and Next Meats France as we share the same business plan.

Our mission, or philosophy, is that “We Won’t Let Earth End”. Next Meats works to provide a solution to the climate crisis and food insecurity problems by distributing, what we believe to be, delicious alternative-meat products rooted in Japanese cuisine, worldwide. Next Meats is a food-tech venture founded in Tokyo, by people passionate about delivering a better future for our children. We strive to create tasty alternatives to your favorite dishes, without the same environmental impact of using meat. We believe in a more ecologically sustainable future for every person.

At present, our principal focus is on the creation of plant-based food products to replace traditional animal products, while retaining the taste and texture of the original.

At Next Meats, safety and quality are our top priorities. Many people imagine chemical additives when they hear the word “alternative meat”, but it is our intent to only use the minimum, necessary ingredients, and keep additives at a minimum or as a last option. We combine vegetable proteins such as soybeans and peas and mold them with heat and pressure to create a unique texture and flavor. We produce our products only in certified food factories. To ensure that our products are safe, we produce them in clean food factories certified by the Japan Food Safety Management Association (JFS), HALAL, etc., for thorough quality control. We are also exporting more and more of our products overseas as time progresses, and we believe part of the reason is that our products are highly valued for their quality and “Made in Japan” taste.

Below, pictured on the right, is the active production of one of several of our product offerings, NEXT Yakiniku, a meat alternative to skirt steak. Pictured on the left is our NEXT Yakiniku once cooked and prepared for consumption.

While we maintain rigorous safety and cleanliness standards for the factories that produce Next Meats products, it should be noted that we do not, at this time, directly manufacture any of our products. We have entered into agreements with local manufacturers to produce any and all Next Meats products. In the future, we may begin to manufacture our products directly through the “NEXT Factory” (described in greater detail in the Facilities section below). We intend to maintain ongoing relationships and agreements with local manufacturers for as long as they remain certified by JFS, HALAL, etc. and meet our rigorous safety and cleanliness standards. From time to time we send out staff members into the facilities that manufacturer our products for ongoing inspections and observation.

Currently Available Products

The following list of products is not comprehensive, but it is a showcase of some of our most popular items:

1.	NEXT Burger 2.1- The NEXT Burger is a meat (plant-based) patty made by combining the proteins of peas and soybeans. In comparison to regular burgers, we believe the NEXT Burger to be very gentle on the body while retaining the taste of a traditional burger patty.

2.	NEXT Gyudon- Gyudon, also known as a beef bowl, is a Japanese dish traditionally consisting of a bowl of rice topped with beef and onion simmered in a mildly sweet sauce flavored with dashi, soy sauce and mirin. The NEXT Gyudon is made from processed soybeans and natural seasonings, without using any animal ingredients and without adding chemical seasonings. The cholesterol in this product is almost zero and we believe it to be a far healthier option than a typical gyudon, while retaining all the flavor.

3.	NEXT Yakiniku- The world's first plant-based Yakiniku barbecue meats have two types, the Short-rib, and the Skirt-steak. Both are:

- Free of artificial additives

- High in protein

- No Cholesterol

- Uses Non-GMO soy

- Low in saturated fat

The textures slightly vary but they both have a non-intrusive, lightly sweet and savory flavor which makes it extremely versatile. The NEXT Yakinikus are excellent grilled and "topped on rice" or in a stir fry, or in tacos, and in an endless possibility of dishes.

4.	NEXT Chicken- The NEXT Chicken replicates the texture of chicken and is available in both original garlic herb roast as well as chicken tandoori flavors. Compared to chicken thighs, NEXT chicken has 1.1 times more protein (33.12g per pack), about 1/5 of fat (5.4g per pack), and does not contain cholesterol. It is made of 100% vegetable content, and is an ideal vegan alternative to chicken.

5.	NEXT Egg- The NEXT EGG is 100% plant based and is expected to procure the needs of the vegan population and people with egg allergies, who have, until now, had almost no commercial vegan egg options to choose from.

6.	NEXT Tuna- The NEXT Tuna is 100% botanical and low in fat cholesterol. It is available in a can and there is no need to drain oil or water. We believe it is ideal for hand-rolled sushi and pasta, as well as being placed on a salad or sandwiched with mayonnaise. In addition, since it can be stored at room temperature for a long period of time (2 years after manufacture date), it can be used as an emergency food or for camping. The NEXT Tuna is, at this time, exclusively available online. At launch it sold out within 6 hours, but we anticipate further inventory to be available in December of 2021.

The vegetable protein for the Next Yakiniku is formed in a twin-screw extruder, then dried, boiled, fried, and seasoned. Finally, it is heat sterilized and frozen. The Next Burger and Next Gyudon and Next Chicken also use processed soy that comes out the extruder but they are cooked differently afterwards.

The main ingredient for all products is soybeans, and different varieties of soybeans and production areas are used for different products to give them varying textures and colors. The products are all sold frozen with the exception of the canned Next Gyudon, and they are all classified as “processed soy products”. In some stores, depending on the results of the bacteria count test, the product can be sold in the chilled zone in the fridge (5℃).

Other than the main ingredient, soybeans, the other part of the product is the seasoning, such as yakiniku sauce, beef bowl sauce, and herb seasoning for chicken.

The below is included to provide a visual of some our current product offerings detailed above.

Juicy, medium-rare, plant-based.
NEXT BURGER 2.0
NEXT MEATS
THE NEXT MOVE FROM MEAT

まるでお肉、なのにお肉が入っていない！代替肉チキン
NEXTチキン 1.0
オリジナル香草焼き

Plantbased
NEXT GYUDON
ネクスト牛丼
NEXT MEATS

TASTY! QUICK! VALUE!
焼肉ライク

Trademarks

We have obtained trademarks within Japan for the names of our existing products. Any proposed or future products are also trademarked, or will likely be trademarked, within Japan or are pending receipt of such trademark rights within Japan. Our name, ‘Next Meats’ is also trademarked in the United States, Japan, and China.

Future Products

Development of new products is ongoing, and in some instances may not be to the point where we can publicly announce our plans. However, we can disclose that Next Pork is scheduled for release at some point in January of 2022, and Next Milk is scheduled for release in December of 2021. Both of the products above are, like our other products, plant based. Further details of each will be disclosed when the products have been released. We continually strive to create and sell new products, and we anticipate our product line will continue to expand and diversify in 2022 and the years to follow as our business expands and grows.

Pictured below are our NEXT Tuna, NEXT Pork, and NEXT Milk products.

Distribution

At present, we distribute our products through several wholesale companies, while also selling directly through our website. The English version of our website can be viewed at the following link: https://nextmeats.co.jp/en. We have accounts with Kokubu and NIPPON ACCESS, two of the largest food wholesalers in Japan, and they distribute our products to restaurants and supermarkets throughout the country.

As a result of our wholesale and distribution channels mentioned above, Next Meats products are widely distributed in supermarkets and restaurant chains as an alternative meat brand.

Below are some of the various supermarkets and restaurants (this is not a full list) that our products can be found in.

Supermarkets

- **Ito Yokado**
- **Aeon**
- **Genshin**
- **Life**
- **Nissin World Delicatessen**
- **The Garden**
- **Kasumi**
- **Anrindo etc.**

Restaurants

- **Yakiniku Like**
- **IKEA**
- **Ten Fingers Burger etc**

QUICK! VALUE!
で話題騒然!!
世界初 植物性焼肉
NEXT MEATS

Additionally, we have branch locations in Taiwan, Singapore, Vietnam, Hong Kong and the United States. At each of these locations, there are individuals (they are not employees, but they are business associates of our officers and directors) who act as local distributors and sell our products to distributors/retailers in each country, respectively. In Vietnam and Taiwan, we sell the TVP (Textured Vegetable Protein) from Japan and conduct the final processing of our products locally. In both Vietnam and Taiwan, the final processing is done at partner factories. In the future, we plan to establish official subsidiaries for each of these countries and transfer business operations directly to them.

Pictured below is one of our scientists on staff developing and producing one of our various alternative meats products using the TVP method described above.

As part of our forward-looking plans, we are in the process of establishing additional global branches in China, India, France, Italy, Spain, and Russia. Our French subsidiary was established in October and communications are ongoing with French factories for local production. However, for all of the other countries listed above, we remain in the stage of conducting market research.

Marketing Strategy

At present, our marketing plan is comprised of daily posts and releases through various social networking platforms, and we have also appeared at events throughout Japan, distributed press releases, and attempted to have our company featured on various news media. We have also created a television commercial, which can be viewed on our website. The commercial was originally created in Japanese, and has only aired on television in Japan thus far, but has also been translated into English and Chinese. It was, and is, our belief that creating and running a television commercial would help to differentiate us from many other startups who do not reach out to the general public through this medium. As our operations progress, our marketing initiatives will remain ongoing and we will continually seek to identify and explore new methods of increasing consumers’ awareness of our products.

Collaborative Efforts

On December 11, 2020, Next Meats Co., Ltd. entered into a Joint Development Agreement with Euglena Co., Ltd. with the intent to jointly develop artificial meat products containing Euglena. To date, this has resulted in the creation of “Next Yakiniku Euglena EX” which integrates the microalgae euglena into our Next Yakiniku product. We are currently working on developing a burger patty alongside Euglena Co., Ltd.

On December 28, 2020, Next Meats Co., Ltd. entered into a Memorandum of Understanding with Toyota Tsusho Corporation to agree to consider this partnership with the aim of taking measures to make a new food culture permeate society and contribute to the achievement of SDGs (Sustainable Development Goals), by making use of each companies’ strengths in forming an ecosystem that expands the Japanese and overseas plant meat market and reinforces its value chain. Thus far, this has resulted in introductions to new retailers, assistance with our exporting plans to China (including introductions to factories in China), as well as the development of the “Menchikatsu” cutlet product which was released recently.

On May 5, 2021, Next Meats Co., Ltd. entered into a Joint Research Agreement with Nagaoka University of Technology. The research pertains to regulatory mechanisms of iron-binding protein gene expression in leguminosae plants. Leguminosae plants possess a gene that encodes iron-binding protein, but this gene is not expressed in the seeds, so plant-based meat made using seeds from leguminosae plants, like soybean, lack iron-binding proteins when compared to animal meats. One solution to this problem is the production of cultivars wherein iron-binding protein genes are expressed within the seeds; the elucidation and usage of epigenetic control mechanisms will be effective in modifying gene expression. Therefore, we will conduct fundamental research on the development of plant variant that can produce seeds that contain high levels of iron-binding protein through the usage of the plant epigenetics technology at the Nagaoka University of Technology.

On October 11, 2021, we, through our now wholly owned subsidiary Next Meats Co., Ltd., entered into and consummated a “Collaboration Agreement” with Dr. Foods Co., Ltd., a Japan company and wholly owned subsidiary of Dr. Foods, Inc., a Nevada Company, that shares common management with the Company, to co-develop new food products and subsequently offer them for sale. Dr. Foods Co., Ltd. operates in the “plant-based food” industry. It currently offers, and plans to continue to offer, amongst other things, artificial foie gras made from meat substitutes, and intends to offer, in the future, a diverse range of microalgae-based foods.

The Collaboration Agreement with Dr. Foods, Inc. is for a period of two years, and may be renewed thereafter under the same terms for additional one-year terms unless terminated in writing, with three months’ notice, by either party. The Collaboration Agreement, amongst other things, details the terms and conditions by which Next Meats Co., Ltd. and Dr. Foods Co., Ltd. may co-develop, cooperate and contribute towards the development of new products and technologies. The specific allotment of tasks per project will be determined in writing by each party at the outset of collaborative efforts. Dr. Foods Co., Ltd. will primarily, although not exclusively, contribute to research and development, and Next Meats Co., Ltd. will primarily, although not exclusively, contribute to distribution of new products/technologies. Costs pursuant to the collaborative efforts of the partners, will be the respective responsibility of the party responsible for fulfilling such tasks.

Future Plans

We anticipate that over the course of the next few months, stretching into early 2022, we will continue development of new products, expand on sales distribution channels, and issue pertinent press releases while conducting media interviews. In January of 2022, we anticipate the release of NEXT Pork and in December of 2021, we plan to release NEXT Milk. Development of the NEXT Factory will continue, with an estimated completion date of early 2022.

During 2022, we intend to begin the process of listing on the NASDAQ if our financial situation is conducive to such an effort. At around the same time, we hope to expand upon the NEXT Factory as needed and we intend to begin to research cultured meats, which will hopefully lead to additional new product offerings. Further, we intend to increase our mass media exposure and have tentative plans to begin placing OOH (Out of Home) advertisements in strategic locations throughout Japan. In 2023 and beyond we tentatively intend to increase our overseas media and event exposure, but such efforts are speculative at present.

Government Regulations

The below does not extensively detail every law and regulation to which the Company may be subject to, but rather provides an overview of the kind of food safety standards to which our product(s) will be held.

The main law that governs food quality and integrity in Japan is the Food Sanitation Act ("FSA") and the law that comprehensively governs food labeling regulation is the Food Labeling Act.

The FSA regulates food quality and integrity by:

- Establishing standards and specifications for food, additives, apparatus, and food containers and packaging;

- Providing for inspection to see whether the established standards are met;

- Providing for hygiene management in the manufacture and sale of food; and

- Requiring food businesses to be licensed.

Under the FSA, additives and foods containing additives must not be sold, or be produced, imported, processed, used, stored, or displayed for marketing purposes unless the Minister of Health, Labour and Welfare ("MHLW") has declared them as having no risk to human health after seeking the views of the Pharmaceutical Affairs and Food Sanitation Council ("PAFSC"). In addition, it is not permissible to add any processing aids, vitamins, minerals, novel foods or nutritive substances to food unless they have been expressly declared by the MHLW as having no risk to human health.

The MHLW may establish specifications for methods of producing, processing, using, cooking, or preserving food or additives to be served to the public for marketing purposes ("Specifications"), or may establish standards for food ingredients or additives to be served to the public for marketing purposes ("Standards") pursuant to the FSA. Accordingly, where substances are allowed to be added to food, they may only be used within the limits expressly set by the Specifications and Standards.

Our Facilities

At present, our sole facilities are our research lab in Nagaoka, Niigata, which opened in February of 2021 and our Tokyo offices. Our Nagaoka Research Lab is solely used for research activities and does not include a “production line”. The lab is 75 square meters in size and has seven employees. The research conducted here is led by Doctors of microbiology, life sciences, and engineering. Our recent research topics include: the incorporation of microorganisms in raw materials and/or end products, fermentation technology, the use of epigenetics on raw materials, research on new varieties of plants, and research on machinery used in the manufacturing process.

We are currently constructing our own NEXT factory dedicated to alternative protein/product development. It will include sustainable technologies and DX Systems (HVAC air conditioning unit), and is set for completion in Summer 2022. While we intend to retain our relationships and agreements with existing manufacturers of Next Meats products, it is our intention that in the future we will handle production of future products directly at the NEXT Factory.

Employees

At present, Next Meats Holdings, Inc. has three employees, solely comprised of our officers and Directors. Next Meats Co., Ltd. has nineteen employees, including its three officers. Non executive employees of Next Meats Co., Ltd. are full time employees and receive, in addition to their salaries, social insurance in Japan. Social insurance is comprised of Pension, Health, Unemployment and Worker's Accident Compensation.

Competition

The alternative meat industry is highly competitive, with a major market share held by prominent companies, such as Beyond Meat, a Los Angeles-based producer of plant-based meat substitutes. In 2019, Beyond Meat, which manufactures the plant-based Beyond Burger, went public at a valuation of almost $1.5B. Beyond Meat began offering direct-to-consumer (D2C) sales in August 2020 and announced partnerships with Yum! Brands and McDonald’s in 2021.

In Japan, there are also several prominent alternative-meat companies which we consider to be our direct competitors including, but not necessarily limited to, Marukome Co., Ltd., Maisen Fine Foods Co., and Kabaya Foods Corporation. Marukome Co., Ltd, one of Japan’s oldest and top miso paste producers, launched their Daizu Labo (Soybean Laboratories) brand, which features over 30 soy-based substitutes for animal products, eight advertised as ‘meat’ (ready to eat, dried, and frozen). Maisen Fine Foods Co., gradually expanded its business from organic brown rice to rice-based and allergy-friendly food products. In 2016, they launched a series of gluten-free soybean and rice-based meat products. Kabaya Foods Corporation, a confectionery company founded in 1946, launched a soy-based jerky in 2018 with the slogan “a new era of snack is coming.”

Despite these, and other, competitors, we believe that we have significant competitive strengths which poise Next Meats to become a prominent market participant in the alternative food industry going forward.

RISK FACTORS

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us.

We qualify as a smaller reporting company, as defined by Item 10 of Regulation S-K and, thus, are not required to provide the information required by this Item.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Summary of Current Operations

On December 16, 2021, we acquired 100% of the equity interest of Next Meats Co., Ltd., a Japan Company. Following the acquisition, we ceased to be a shell company. Currently, and going forward, we intend to act as a holding company and operate through our two current subsidiaries Next Meats Co., Ltd., and NextMeats France.

We share the same business objectives as our wholly owned subsidiaries, which is the development, sale, and distribution of alternative meat products to consumers across the globe.

Fiscal Year End

Our fiscal year end is April 30th.

Results of Operations - Next Meats Holdings, Inc., a Nevada Company

The consolidated financial statements, and related disclosures, of Next Meats Holdings, Inc., through October 31, 2021 are included herein by reference to our Form 10-Q, filed with the Securities and Exchange Commission on December 15, 2021.

The quarter ending January 31, 2021, and thereafter, will include consolidated financial statements of NextMeats France and also Next Meats Co., Ltd. given the acquisition of Next Meats Co., Ltd. occurred on December 16, 2021. The consolidated financial statements of Next Meats Holdings, Inc. as of October 31, 2021 do not include those of Next Meats Co., Ltd. given the acquisition of Next Meats Co., Ltd. has occurred on December 16, 2021.

As of October 31, 2021, the Company has been exploring various opportunities in the alternative meat industry.

Results of Operations - Next Meats Co., Ltd., a Japan Company

References to “we”, “our”, and or “the Company”, within the below paragraph are in reference to Next Meats Co., Ltd.

As of April 30, 2021, we, Next Meats Co., Ltd., had total current assets of $7,762,059. As of October 31, 2021, our total current assets amounted to $6,173,917. As of April 30, 2021, we had cash and cash equivalents of $7,210,200, whereas as of October 31, 2021, we had cash and cash equivalents of $2,608,004. The decrease in our available cash balance is primarily attributable to the fact that we remain an early-stage growth company, only having been incorporated on June 1, 2020, and we have spent the majority of our funds on furthering our business operations, expanding our product lines, and extending our product visibility.

While the majority of our current assets, as of April 30, 2021, were in the form of cash and cash equivalents, as of October 31, 2021, our current assets were divided, for the most part, amongst cash and cash equivalents, advance payments, and available inventory. Our inventory has increased from $249,434 as of April 30, 2021 to $980,605 as of October 31, 2021. We believed that we had, and still have, a continually increasing customer base and therefore it is the company’s belief that there is a need to hold increasing quantities of inventory as time progresses.

Our total assets, as of October 31, 2021, were $8,453,817, whereas as of April 30, 2021 our total assets were $8,485,731. As of October 31, 2021, we had total liabilities of $3,021,904, whereas our total liabilities as of April 30, 2021, amounted to $489,165. As mentioned previously, we believe that the variance can be attributed to an increase in operations, and, more specifically, due in large part to a significant increase in accrued expenses and other payables.

As of October 31, 2021, we, Next Meats Co., Ltd., had total liabilities and shareholders’ equity in the amount of $8,453,817, whereas as of April 30, 2021, we had total liabilities and shareholders’ equity in the amount of $8,485,731.

For the three months ended October 31, 2021, we had realized revenues of $3,815,510, whereas for the three months ended October 31, 2020, we had realized revenues in the amount of $72,348.

For the six months ended October 31, 2020, we realized revenues of $5,184,080, whereas for the period from June 1, 2020 (Inception) to October 31, 2020 we realized revenues of $72,348. The increase in revenues is attributable to the fact that we were only incorporated on June 1, 2020 and we believe that our operations have increased significantly in recent months as a result of our increased recognition and growing customer base. Our gross profit for the three months ended October 31, 2021 was $10,262, whereas for the three months ended October 31, 2020 it was $20,267. Our gross profit for the six months ended October 31, 2021 was $108,938 and for the period from June 1, 2020 to October 31, 2020 was $20,267.

Our gross profit and margins are relatively thin, and we attribute this to the high costs of producing our products via third party manufacturers. We currently intend to minimize this concern with the completion of our factory, which we have termed the “NEXT Factory”.

We are currently constructing our NEXT Factory, which will be dedicated to alternative protein/product development. We anticipate it will include sustainable technologies and DX Systems (HVAC air conditioning unit), and is set for completion in Summer 2022. While we intend to retain our relationships and agreements with existing manufacturers of Next Meats products, it is our intention that in the future we will handle production of many future products directly at the NEXT Factory.

Our Net Loss for the three months ended October 31, 2021 was $1,150,434, for the three months ended October 31, 2020 it was $55,668, for the six months ended October 31, 2021 it was $2,302,472 , and for the period from June 1, 2020 (Inception) to October 31, 2020 it was $75,060. We attribute the greater net loss to the dramatic increase in our levels of operations since inception, and due to the fact that we have realized significant general and administrative expenses resulting from employees, research and development, marketing, etc. We believe that our operating costs, and general and administrative costs will decrease going forward, as we have already paid fees associated with commencing our operations. Furthermore, we believe that directly producing future products via the NEXT Factory will increase product margins and may potentially shift our net loss into net income.

Results of Operations - NextMeats France, a French Company

We incorporated NextMeats France on September 17, 2021.

Any and all financial transactions and related disclosures of NextMeats France through October 31, 2021 are included by reference to our consolidated financials statements on Form 10-Q, filed with the Securities and Exchange Commission on December 15, 2021.

For Next Meats Holdings, Inc., the quarter ending January 31, 2021, and thereafter, will include consolidated financial statements of NextMeats France and also Next Meats Co., Ltd. given the acquisition of Next Meats Co., Ltd. occurred on December 16, 2021.

We intend to utilize NextMeats France to, amongst other things, operate as a reseller and distributor, in France and throughout Europe, for food products currently offered by Next Meats Co., Ltd., a Japanese Company. On December 16, 2021, Next Meats Holdings, Inc., a Nevada Company, acquired 100% of Next Meats Co., Ltd.

Information Regarding our Share Structure:

We have 500,000,000 shares of common stock issued and outstanding as of the date of this report.

Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka (directly and indirectly through White Knight Co., Ltd.), collectively own and control approximately 439,984,935 shares of our common stock as of the date of this Form 8-K.

Future Plans

We anticipate that over the course of the next few months, stretching into early 2022, we will continue development of new products, expand on sales distribution channels, and issue pertinent press releases while conducting media interviews. In January of 2022, we anticipate the release of NEXT Pork and in December of 2021, we plan to release NEXT Milk. Development of the NEXT Factory will continue, with an estimated completion date of early 2022.

During 2022, we intend to begin the process of listing on the NASDAQ if our financial situation is conducive to such an effort. At around the same time, we hope to expand upon the NEXT Factory as needed and we intend to begin to research cultured meats, which will hopefully lead to additional new product offerings. Further, we intend to increase our mass media exposure and have tentative plans to begin placing OOH (Out of Home) advertisements in strategic locations throughout Japan. In 2023 and beyond we tentatively intend to increase our overseas media and event exposure, but such efforts are speculative at present.

We intend to continue to fund the Company with loans, or advances from related parties, in combination with cash and generated from the sale of our alternative meat products. If we need additional cash, and our officers and or directors are unwilling to provide us funding, and our cash reserves are insufficient, we may seek out alternative forms of funding. Such alternative means of funding have not yet been identified at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this report, the Company has 500,000,000 shares of common stock issued and outstanding. which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

The Company’s mailing address is: 3F 1-16-13 Ebisu Minami Shibuya-ku,Tokyo Japan.

Note: If no address is present in the below table it should be assumed that the address is the same as that for the Company.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned
Executive Officers and Directors
Koichi Ishizuka [1]	113,807,251	22.76%
Ryo Shirai [2]	163,088,842	32.62%
Hideyuki Sasaki [3]	163,088,842	32.62%
5% or greater shareholders
None	n/a	n/a
Total:	439,984,935	88.00%

1 Mr. Koichi Ishizuka serves as our Chief Financial Officer. The row denoting ownership for Koichi Ishizuka is inclusive of his ownership in the Company via his personal holdings and that of White Knight Co., Ltd. Koichi Ishizuka owns and controls White Knight Co., Ltd.

2 Mr. Ryo Shirai serves as our Chief Executive Officer and Director.

3 Mr. Hideyuki Sasaki serves as our Chief Operating Officer and Director.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of Next Meats Holdings, Inc. following the acquisition of Next Meats Co., Ltd., are provided below:

Next Meats Holdings, Inc.

NAME	AGE	POSITION
Ryo Shirai	40	Chief Executive Officer and Director
Hideyuki Sasaki	40	Chief Operating Officer and Director
Koichi Ishizuka	50	Chief Financial Officer and Director

Background of Mr. Ryo Shirai

Mr. Ryo Shirai, age 40, graduated from Keio University (Japan) in 2003, and from Beijing Language and Culture University in 2004. From 2004 to 2006 he was employed as a Financial Advisor at Daiwa Securities Group, Inc. From 2006 to 2019, Mr. Shirai served as the Chief Executive Officer and Founder of Whitehole Limited. Subsequently, he became the Founder of Next Meats Co., Ltd in 2020, and continues to hold this position to this date.

Background of Mr. Hideyuki Sasaki

Mr. Hideyuki Sasaki, age 40, was employed as an Executive Vice President at Whitehole Limited from 2008 to 2019. From 2020, to the present date, he has served as the Chief Executive Officer of Next Meats Co., Ltd.

Background of Mr. Koichi Ishizuka

Mr. Koichi Ishizuka, age 50, attended the University of Aoyama Gakuin where he received his MBA in 2004. Several years later in 2011 he graduated from the Advanced Management Program at Harvard School of Business. Following Mr. Ishizuka’s formal education, he took a position as the head of marketing with Thomson Reuters, a mass media and information firm. Thereafter, he served as the CEO of Xinhua Finance Japan in 2006, Fate Corporation in 2008, and LCA Holdings., Ltd in 2009. Currently, Mr. Ishizuka serves as the Chief Executive Officer of OFF Line Co., Ltd., Photozou Co., Ltd., Photozou Holdings, Inc., Photozou Koukoku Co., Ltd., Off Line International, Inc. and OFF Line Japan Co., Ltd. He has held the position of CEO with OFF Line Co., Ltd. since 2013, Photozou Co., Ltd since 2016, Photozou Holdings, Inc since 2017, Photozou Koukoku Co., Ltd. since 2017, Off Line International, Inc. since 2019 and OFF Line Japan Co., Ltd. since 2018. On November 18, 2020, he was appointed as Chief Financial Officer of Next Meats Holdings, Inc., a position he still holds today. Koichi Ishizuka also has an equity interest in Next Meats Holdings, Inc. Koichi Ishizuka is also Chief Financial officer of Next Meats Co., Ltd., a Japanese alternative meat company. It should be noted Koich Ishizuka is currently also a minority shareholder of Next Meats Co., Ltd. Since its inception on April 14, 2021, Koichi Ishizuka has served as CEO of WB Burgers Japan Co., Ltd., a Japanese Company.  On July 23, 2021, Mr. Koichi Ishizuka was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of Catapult Solutions, Inc., which is now known as Dr. Foods, Inc.

Corporate governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Directors can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Directors of our Company do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development.

Involvement in Certain Legal Proceedings

Our officers and directors have not been involved in any of the following events during the past ten years.

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this Form 8-K.

EXECUTIVE COMPENSATION

Note: The below table is in relation to Next Meats Holdings, Inc. for the two most recent fiscal years ended April 30th.

Summary Compensation Table:

Name and principal position (a)	As of April 30, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Paul Moody, Former Officer and Director[1]	2020	-	-	-	-	-	-	-	-
	2021	-	-	-	-	-	-	-	-

Ryo Shirai, Chief Executive Officer and Director	2020	-	-	-	-	-	-	-	-
	2021	-	-	-	-	-	-	-	-

Hideyuki Sasaki, Chief Operating Officer and Director	2020	-	-	-	-	-	-	-	-
	2021	-	-	-	-	-	-	-	-

Koichi Ishizuka, Chief Financial Officer and Director	2020	-	-	-	-	-	-	-	-
	2021	-	-	-	-	-	-	-	-

1 Paul Moody resigned from his position of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director on November 18, 2020.

Compensation of Directors

The table above summarizes all compensation of our Directors through our most recent fiscal year end April 30, 2021.

We do not have any employment agreements in place with any of our officers or Directors.

Our wholly owned subsidiaries also do not retain any employment agreements with any of its officers or Directors. However, it should be noted that Next Meats Co., Ltd. has paid total compensation of approximately $188,926 to Hideyuki Sasaki, Ryo Shirai, and Koichi Ishizuka as of April 30, 2021.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Next Meats Holdings, Inc.

On November 18, 2020 our former controlling shareholder, Flint Consulting Services, LLC sold 35,000,000 shares of common stock to Next Meats Co., Ltd. a Japan Company. The Purchase Price was paid with personal funds of the now former majority shareholders of Next Meats Co., Ltd.

On the same day, November 18, 2020, Paul Moody resigned from his positions of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Simultaneous to Paul Moody’s resignations, Ryo Shirai was appointed as our Chief Executive Officer and Director, Hideyuki Sasaki as our Chief Operating Officer and Director, and Koichi Ishizuka as our Chief Financial Officer and Director.

On January 28, 2021, our then majority shareholder, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve the issuance of 452,352,298 shares of restricted common stock to Next Meats Co., Ltd. The shares were issued for services rendered to the Company. Following this issuance, there were 500,000,000 shares of common stock issued and outstanding.

In regards to the above transactions, the Company claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above issuances of stock since the issuances of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On June 9, 2021 Next Meats Holdings, Inc. entered into a “Share Cancellation and Exchange Agreement” (referred to herein as “the Agreement”) with Next Meats Co., Ltd. A full copy of the agreement is attached as Exhibit 10.1 to our Form 8-K filed on June 9, 2021.

Next Meats Co., Ltd. is referred to herein as “NMCO”, and Next Meats Holdings, Inc., is referred to herein as “the Company”, and or “NXMH”. The shareholders of Next Meats Co., Ltd., prior to effectiveness of the aforementioned agreement, are referred to herein as “NMCO shareholders”.

Pursuant to the Agreement, and at the Effective Time of the Agreement, which is commensurate and equates to the filing of this Form 8-K, NXMH shall acquire NMCO resulting in NMCO as a wholly owned subsidiary of NXMH.  Immediately prior to the effective time (defined below), each NMCO shareholder shall cancel and exchange their percentile share interest in NMCO for an equivalent percentile share interest in NXMH. The cancellation and exchange shall be conducted and equivalent pursuant to each NMCO shareholder’s pro rata percentage set forth in the table below (the “Cancellation and Exchange”). At the Effective Time, NMCO shall issue NXMH 1,000 shares of its common stock to NXMH resulting in NMCO as a wholly owned subsidiary of NXMH.

Effective Time: The aforementioned Agreement is to be effective commensurate with the filing of this Super 8-K, December 16, 2021. At the effective time, NMCO issued 1,000 shares of its common stock to NXMH. As a result, at the Effective Time, Next Meats Co., Ltd. is now a 100% wholly owned subsidiary of the Company (NXMH).

The aforementioned parties intend that the reorganization contemplated by this Agreement shall constitute a tax-free organization pursuant to Section 368(a)(1) of the Internal Revenue Code.

The chart below indicates, amongst other data, the resulting issuance of shares of NXMH to each, now former, shareholder of Next Meats Co., Ltd. following the Effective Time of the Share Cancellation and Exchange Agreement. Prior to the Effective Time, NMCO was comprised of the following parties:

NAME OF SHAREHOLDER	APPROXIMATE PERCENTILE SHARES OWNED OF NMCO (PRIOR TO THE EFFECTIVE TIME)	SHARES OWNED OF NMCO (PRIOR TO EFFECTIVE TIME)	PRO RATA COMMON SHARES OF NXMH TO BE ISSUED TO NMCO SHAREHOLDER AT THE EFFECTIVE TIME
Ryo Shirai	33.4643%	37,402	163,088,842
Hideyuki Sasaki	33.4643%	37,402	163,088,842
White Knight Co., Ltd. (owned and controlled by Koichi Ishizuka)	19.0575%	21,300	92,877,182
Koichi Ishizuka	4.2946%	4,800	20,930,069
Kiyoshi Noda	1.9666%	2,198	9,584,227
Rei Ishizuka	1.9666%	2,198	9,584,227
Michihito Inoue	1.4315%	1,600	6,976,690
Ryonetsu Kogyou co., ltd (Represented by Mitsugu Kondo, CEO)	0.8947%	1,000	4,360,431
Hideya Marukawa	0.7158%	800	3,488,345
Keiichi Yogo	0.7158%	800	3,488,345
Tomonori Yoshinaga	0.5368%	600	2,616,259
SJ Capital Co., Ltd. (Represented by Takeshi Sugisawa)	0.5073%	567	2,472,364
Okakichi Co., Ltd (Represented by Shigeru Okada, CEO)	0.3275%	366	1,595,918
CX Inc. (Represented by Hiromichi Furui, CEO)	0.2988%	334	1,456,384
HEXEL Works, Inc. (Represented by Yoichi Nagai, CEO)	0.2684%	300	1,308,129
THREWAYS, Inc. (Represented by GENKI HIRAI, CEO)	0.0895%	100	436,044
Total	100.0000%	111,767	487,352,298

Following the Effective Time of the Share Cancellation and Exchange Agreement, December 16, 2021, Next Meats Co., Ltd. became a 100% wholly owned subsidiary of the Company. Next Meats Co., Ltd. is no longer our controlling shareholder and any shares previously held by Next Meats Co., Ltd. of the issuer have subsequently been cancelled and returned to treasury, and are no longer deemed to be issued and outstanding.

The quantities of stock of NXMH, detailed within the above table, have been issued to the respective parties pursuant to the Share Cancellation and Exchange Agreement.

Following the above, Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka (directly and indirectly through White Knight Co., Ltd.), collectively now own and control approximately 439,984,935 shares of our common stock.

On July 20, 2021, Dr. Foods, Inc., formerly known as, “Catapult Solutions, Inc.”, a Nevada Corporation (“DRFS”), entered into a Share Purchase Agreement (the “Agreement”) by and among CRS Consulting, LLC, a Wyoming Limited Liability Company (“CRS”), White Knight Co., Ltd., a Japan Company (“WKC”), and Next Meats Holdings, Inc., a Nevada Company (“NXMH”), pursuant to which, on July 23, 2021, (“Closing Date”), CRS sold 10,000 shares of DRFS Series Z Preferred Stock, representing approximately 81.20% voting control of DRFS; 5,000 shares of Series Z Preferred Stock were transferred to WKC and 5,000 shares of Series Z Preferred Stock were transferred to NXMH. Our Chief Financial Officer, Koichi Ishizuka, owns and controls White Knight Co., Ltd.

On or about September 17, 2021, we incorporated NextMeats France, a French Company, that will act as a wholly owned subsidiary of the Company.

During the period ended October 31, 2021, the Company’s majority shareholder, at the time, Next Meats Co., Ltd., paid expenses on behalf of the Company totaling $31,885 and purchased stock of Dr. Foods, Inc., on behalf of the Company totaling $187,500. The $219,385 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

Next Meats Co., Ltd.

Stock Split Carried out on behalf of Next Meats Co., Ltd.

On August 24, 2020 there was a 1,000:1 stock split resulting in an increase in shares outstanding from 80 to 80,000. At this time it was decided in a shareholders meeting to change the par value of commons shares from 50,000 JPY to 50 JPY.

Common Shares Issued or Sold

On June 1, 2020, 80 shares of common stock were issued to Hideyuki Sasaki at par value of 50,000 JPY. Hideyuka Sasaki is the Chief Executive Officer of Next Meats Co., Ltd.

During the period ended April 30, 2021, 22,000 shares of common stock were sold to related party White Knight Co., Ltd. (“White Knight”). White Knight is controlled by Koichi Ishizuka. Koichi Ishizuka is Director of Next Meats Co., Ltd.

Loan/ Expenses paid - Next Meats Co., Ltd.

During the period ended October 31, 2021, related parties paid expenses on behalf of the Company totaling $8,176 and the Company repaid $10,137, resulting in a net balance owed of $751 as of October 31, 2021.

During the period ended April 30, 2021, a related party paid an expense on behalf of the Company totaling $2,829. This payment is considered a loan to the Company and is bearing 1% annual interest and payable April 15, 2023. The loan is unsecured.

Other Information

On October 11, 2021, Next Meats Co., Ltd., entered into and consummated a “Collaboration Agreement” with Dr. Foods Co., Ltd., a Japan Company which is a wholly owned subsidiary of Dr. Foods, Inc., a Nevada Company. Koichi Ishizuka is the sole officer and Director of Dr. Foods, Inc. Collectively, Next Meats Co., Ltd. and White Knight Co., Ltd. own and control approximately 81.20% of the voting control of Dr. Foods, Inc. White Knight Co., Ltd. is a Japan Company owned and controlled by Koichi Ishizuka. Koichi Ishizuka is the Chief Financial Officer of Next Meats Holdings. He is also an officer and Director of Next Meats Co., Ltd.

Next Meats Co., Ltd. intends to co-develop new food products with Dr. Foods Co., Ltd. and subsequently offer them for sale.

Review, Approval and Ratification of Related Party Transactions

Given our stage of development, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have furthered our business agenda and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Market Price of & dividends on the registrants common equity & related matters

(a) Market Information.

Next Meats Holdings, Inc. (we, us, our, or the "Company"), formerly known as Turnkey Solutions, Inc., was incorporated on April 15, 2020 in the State of Nevada. Prior to the reorganization it participated in, effective October 28, 2020, it was not quoted on any marketplace or exchange.

*Full details pertaining to the Reorganization can be viewed in the Company’s Form 8-K filed on October 29, 2020.

Quarter Ended	High Bid	Low Bid
October 31, 2021	$6.00	$2.00
July 31, 2021	$8.47	$2.30
April 30, 2021	$13.00	$3.80
January 31, 2021	$14.50	$0.015
October 31, 2020 (1)	$0.199	$0.01

(1)	Data for this period begins on October 28, 2020.

Holders

As of the date of this current report on Form 8-K, we have 500,000,000 shares of common stock, $0.001 par value, issued and outstanding.

As of the date of this report, we have approximately 73 shareholders of record. This is inclusive of Cede and Co., which is deemed to be one shareholder of record. For further clarification, Cede & Co. is currently defined by the “NASDAQ”, as “a Nominee name for The Depository Trust Company, a large clearing house that holds shares in its name for banks, brokers and institutions in order to expedite the sale and transfer of stock.”

Dividends and Share Repurchases

We have not paid any dividends to our shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future.

Issuer Purchases of Equity Securities

None.

Equity Compensation Plan Information

Not applicable.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

RECENT SALES OF UNREGISTERED SECURITIES

The Company has not conducted any recent sales of securities. Although, not a recent sale, it should be noted the Company completed and fulfilled the terms of its Share Cancellation and Exchange agreement, December 16, 2021, as detailed on page 4 and elsewhere throughout this report.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

As of the date of this filing we have 500,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meeting for all purposes, including the election of directors. the Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

We have 500,000,000 shares of Common Stock authorized.

Preferred Stock

The Preferred Stock of the corporation shall be issuable by authority of the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

We have 20,000,000 shares of Preferred Stock Authorized.

Options and Warrants

None.

Convertible Notes

None.

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Note: Note: The consolidated financial statements of Next Meats Holdings, Inc., through October 31, 2021 are included herein by reference to our Form 10-Q, filed with the Securities and Exchange Commission on December 15, 2021.

The quarter ending January 31, 2021, and thereafter, will include consolidated financial statements of NextMeats France and also Next Meats Co., Ltd. given the acquisition of Next Meats Co., Ltd. occurred on December 16, 2021.

 Index to Financial Statements - Next Meats Co., Ltd.

For the Year Ended April 30, 2021

(Audited)

Page

Report of Independent Registered Public Accounting Firm	F1

Financial Statements:

Balance Sheet	F2

Statement of Operations	F3

Statement of Changes in Stockholder (Deficit)	F4

Statement of Cash Flows	F5

Notes to Audited Financial Statements	F6 - F7

 Index to Financial Statements - Next Meats Co., Ltd.

For the Period Ended October 31, 2021

(Unaudited)

Page

Balance Sheet	F8

Statement of Operations	F9

Statement of Changes in Stockholder (Deficit)	F10

Statement of Cash Flows	F11

Notes to Unaudited Financial Statements	F12 - F13

 Index to Financial Statements - Pro Forma Financial Information

(Unaudited)

Note: The below Pro Forma Financial Information is included herein to give historical financial information of the registrant given the December 16, 2021 acquisition of Next Meats Co., Ltd.

Page

Pro Forma Consolidated Balance Sheets	F14

Pro Forma Consolidated Statements of Operations and Comprehensive Loss	F15

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Next Meats Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Next Meats Co., Ltd. (the "Company") as of April 30, 2021, the related statement of operations, stockholders' equity (deficit), and cash flows for the period June 1, 2020 (Inception) through April 30, 2021 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2021, and the results of its operations and its cash flows for the period June 1, 2020 (Inception) through April 30, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

December 16, 2021

-F1-

NEXT MEATS CO., LTD.
BALANCE SHEETS
April 30, 2021 (Audited)
ASSETS
Current Assets
Cash and cash equivalents	$7,210,200
Accounts receivable, trade	144,809
Accounts receivable, other	118,662
Advance payments and prepaid expenses	38,954
Inventories	249,434
TOTAL CURRENT ASSETS	7,762,059

Non-current assets
Furniture, fixtures and equipment, net	$206,468
Construction in progress	169,325
Stock	316,717
Long term prepaid expenses and security deposits, net	$31,161
TOTAL NON-CURRENT ASSETS	723,671

TOTAL ASSETS	$8,485,731

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$482,657
Income tax payables	3,679
Due to related party	2,829
TOTAL CURRENT LIABILITIES	489,165

TOTAL LIABILITIES	$489,165

Shareholders' Equity
Common stock (50 JPY par value, 2,000,000,000 shares authorized,
111,767 shares issued and outstanding as of April 30, 2021)	52,374
Additional paid-in capital	9,056,002
Accumulated deficit	(1,041,749)
Accumulated other comprehensive income(loss)	(70,061)

TOTAL SHAREHOLDERS' EQUITY	$7,996,556

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$8,485,731

The accompanying notes are an integral part of these audited financial statements.

-F2-

NEXT MEATS CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(audited)

For the Year Ended April 30, 2021

Revenues	$398,386
Cost of revenues	301,166
Gross profit	$97,220

OPERATING EXPENSE
General and administrative expenses	1,131,494
Depreciation	4,711
Total operating expenses	1,136,205

Income (loss) from operations	(1,038,985)

Other income (expense)
Other income	1,017
Total other income (expenses)	1,017

Net income (loss) before tax	(1,037,968)
Income tax expense	3,780
NET INCOME (LOSS)	$(1,041,749)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(70,061)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(1,111,810)

Income per common share
Basic	$(14.55)
Diluted	$-

Weighted average common shares outstanding
Basic	71,581
Diluted	-

The accompanying notes are an integral part of these audited financial statements.

-F3-

Next Meats Co., Ltd.

Statement of Changes in Stockholders’ Equity (Deficit)

For the Period June 1, 2020 to April 30, 2021

(Audited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total

Balances, June 1, 2020	-	$-	$-	$-	$-	$-
Common shares issued at reorganization	80	37,182	-	-	-	37,182
Stock split	79,920	-	-	-	-	-
Common shares sold	29,200	14,014	1,987,503	-	-	2,001,516
Net loss	-	-	-	-	(162,263)	(162,263)
Foreign currency translation	-	-	-	(25,447)	-	(25,447)
Balances, January 31, 2021	109,200	$51,195	$1,987,503	$(25,447)	(162,263)	$1,850,988
Common shares sold	2,567	1,178	7,068,499	-	-	7,069,678
Net loss	-	-	-	-	(879,486)	(879,486)
Foreign currency translation	-	-	-	(44,614)	-	(44,614)
Balances, April 30, 2021	111,767	$52,374	$9,056,002	$(70,061)	(1,041,749)	$7,996,566

The accompanying notes are an integral part of these audited financial statements.

-F4-

NEXT MEATS CO., LTD.

STATEMENT OF CASH FLOWS

(Audited)

		For the Year Ended
		April 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income		$(1,041,749)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization		4,711

Changes in operating assets and liabilities:
Accounts receivable		(263,471)
Advance payments and other prepaid expense		(38,954)
Inventories		(249,434)
Accounts payable		482,657
Accounts payable – related party		2,829
Income tax payables		3,679
Other current liabilities		-
Net cash used in operating activities		(1,099,732)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets		(728,383)
Net cash used in investing activities		(728,383)

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issuance		9,108,376
Net cash provided by (used in) financing activities		9,108,376

Net effect of exchange rate changes on cash		$(70,061)

Net Change in Cash and Cash Equivalents		7,210,200
Cash and cash equivalents - beginning of period		-
Cash and cash equivalents - end of period		$7,210,200

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$
Income taxes paid	$

The accompanying notes are an integral part of these audited financial statements.

-F5-

NEXT MEATS CO., Ltd.

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2021

 (AUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Next Meats Co., Ltd. (“the Company”) was incorporated on June 1, 2020, in Tokyo, Japan.

Description of Business

The purpose of the Company shall be to engage in the following business activities:

1.	Import, sales, planning and manufacturing of various food products
2.	Wholesale and retail sale of food products
3.	Trading business
4.	Planning and management of events for advertising and PR activities
5.	Consulting services

The main office of the Company is located in Shinjuku Ward, Tokyo, Japan.

The Company’s fiscal year-end is April 30th.

Recent Developments

In January 2020, the World Health Organization (the “WHO”) announced a global health emergency because of a new strain of coronavirus (“COVID-19”) originating in Wuhan, China and the risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in global exposure.

Our operations have not been significantly impacted. No impairments were recorded as of April 30, 2021 and no triggering events or changes in circumstances had occurred. However, the full impact of the COVID-19 pandemic continues to evolve subsequent to the fiscal year ended April 30, 2021 and as of the date these financial statements are issued. As such, the full magnitude of the COVID-19 pandemic, and the resulting impact, if any, on the Company’s financial condition, liquidity, and future results of operations is uncertain. Management is actively monitoring the global situation on our financial condition, liquidity, operations, suppliers, industry, and customers. Reduced demand for products or impaired ability to meet customer demand (including as a result of disruptions at the Company’s suppliers) could have a material adverse effect on its business operations and financial performance. Given the daily evolution of the COVID-19 pandemic and the global responses to curb its spread, the Company is not presently able to estimate the effects of the COVID-19 pandemic on its results of operations, financial condition, or liquidity for the current fiscal year. As of the date of this filing, the Company’s recently commenced business operations have not been impacted.

Note 2 – Basis of Presentation and Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Income Tax

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Share-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors and non-employees, the fair value of the award is measured on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

The Company’s stock-based compensation for the period ended April 30, 2021 was $0.

-F6-

Recently Adopted Accounting Pronouncements

The Company has adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350 provides guidance on financial accounting and reporting related to franchise rights and other intangibles for U.S. GAAP. Per ASC 350, originally issued as Financial Accounting Standards No. 142 in June 2001 and subsequently updated by Accounting Standards Update (“ASU”) 2010-28, franchise rights are not amortized, but tested for impairment at the reporting unit level (the operating segment or one level below). Under the rules, if conditions exist that it is “more likely than not” that fair value of reporting unit is less than its carrying value, then a two-step impairment test is performed to identify potential franchise rights impairment and measure the amount of loss to be recognized (if any). This franchise rights impairment test is required at least annually, or more frequently if certain events occur and circumstances change. No impairments were recorded as of April 30, 2021. Management determined that there has been no significant reduction in the fair market value of the franchise rights and no triggering events or changes in circumstances had occurred to require an impairment test.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company considered its going concern disclosure requirements in accordance with ASC 240-40-50.

The Company did not generate sufficient revenue to cover operating expenses during the period ended April 30, 2021. Management plans to fund some operating expenses with related party loans and/or the sale of shares of stock until the Company realizes sufficient revenue to cover operating expenses. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary if the Company cannot continue as a going concern.

Note 4 - Income Tax

 The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of April 30, 2021, the Company has incurred a net loss of approximately $1,041,749 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $218,767 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance. Given our inception on June 1, 2020, and our fiscal year end of April 30, 2021, we have not yet completed a taxable fiscal year.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of April 30, 2021.

Note 6 - Stockholder Equity

Stock Split

On August 24, 2020 there was a 1,000:1 stock split resulting in an increase in shares outstanding from 80 to 80,000. At this time it was decided in a shareholders meeting to change the par value of commons shares from 50,000 JPY to 50 JPY.

Common Shares Issued

On June 1, 2020, 80 shares of common stock were issued to Hideyuki Sasaki at par value of 50,000 JPY.

During the period ended April 30, 2021, 31,767 shares of common stock were sold to ten shareholders for proceeds totaling $9,071,194.

Note 7 - Related-Party Transactions

Common shares

During the period ended April 30, 2021, 22,000 shares of common stock were sold to related party White Knight Co., Ltd (“White Knight”). White Knight is controlled by our director, Koichi Ishizuka.

Loan to Company

During the period ended April 30, 2021, a related party paid an expense on behalf of the Company totaling $2,829. This payment is considered a loan to the Company and is bearing 1% annual interest and payable April 15, 2023. The loan is unsecured.

Note 8 - Subsequent Events

None.

-F7-

NEXT MEATS CO., LTD.
BALANCE SHEETS (Unaudited)
	October 31, 2021	April 30, 2021
ASSETS
Current Assets
Cash and cash equivalents	$2,608,004	$7,210,200
Accounts receivable, trade	301,035	144,809
Advance payments and prepaid expenses	2,194,674	38,954
Accounts receivable, other	89,597	118,662
Inventories	980,605	249,434
TOTAL CURRENT ASSETS	6,173,915	7,762,059

Non-current assets
Furniture, fixtures and equipment, net	$204,903	$206,468
Construction in progress	318,802	169,325
Land and improvements	1,246,488	-
Stock	486,268	316,717
Long term prepaid expenses and security deposits, net	$23,440	31,161
TOTAL NON-CURRENT ASSETS	2,279,901	723,671

TOTAL ASSETS	$8,453,817	$8,485,731

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$2,317,665	$482,657
Income tax payable	395,589	3,679
Due to related party	751	2,829
TOTAL CURRENT LIABILITIES	2,714,005	489,165

Noncurrent Liabilities	$307,909	$-
TOTAL NONCURRENT LIABILITIES	307,909	-

TOTAL LIABILITIES	$3,021,904	$489,165

Shareholders' Equity
Common stock (50 JPY par value, 2,000,000,000 shares authorized,
111,767 shares issued and outstanding as of October 31, 2021 and April 30, 2021)	52,374	52,374
Additional paid-in capital	9,056,002	9,056,002
Accumulated deficit	(3,344,221)	(1,041,749)
Accumulated other comprehensive income(loss)	(332,251)	(70,061)

TOTAL SHAREHOLDERS' EQUITY	$5,431,904	$7,996,556

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$8,453,817	$8,485,731

The accompanying notes are an integral part of these unaudited financial statements.

-F8-

NEXT MEATS CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	For the Three Months Ended October 31, 2021	For the Three Months Ended October 31, 2020	For the Six Months Ended October 31, 2021	For the Period June 1, 2020 (Inception) to October 31, 2020

Revenues	$3,815,510	$72,348	$5,184,080	$72,348
Cost of revenues	3,805,247	52,081	5,075,142	$52,081
Gross profit	$10,262	$20,267	$108,938	$20,267

OPERATING EXPENSE
General and administrative expenses	1,146,911	75,972	2,344,362	95,364
Depreciation	13,139	-	24,750	-
Total operating expenses	1,160,051	75,972	2,369,112	95,364

Income (loss) from operations	(1,149,788)	(55,706)	(2,260,174)	75,097

Other income (expense)
Interest expense	(966)	-	(1,484)	-
Other expense	1,098	37	6,407	37
Other income	(1,016)	-	(2,049)	-
Total other income (expenses)	(883)	37	2,873	37

Net income (loss) before tax	(1,150,671)	(55,668)	(2,257,301)	(75,060)
Income tax expense	(237)	-	45,171	-
NET INCOME (LOSS)	$(1,150,434)	$(55,668)	(2,302,472)	(75,060)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(216,884)	$6,139	$(262,190)	$6,505

TOTAL COMPREHENSIVE INCOME (LOSS)	$(1,367,318)	$(49,529)	$(2,564,662)	$(68,555)

Income per common share
Basic	$(10.29)	$(0.86)	$(59.26)	$(0.67)
Diluted	$-	$-	$-	$-

Weighted average common shares outstanding
Basic	$111,767	$64,559	$38,852	$111,767
Diluted	$-	$-	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

-F9-

Next Meats Co., Ltd.

Statement of Changes in Stockholders’ Equity (Deficit)

For the Period June 1, 2020 (Inception) to October 31, 2021

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total

Balances, June 1, 2020	-	$-	$-	$-	$-	$-
Common shares issued at reorganization	80	37,182	-	-	-	37,182
Stock split	79,920	-	-	-	-	-
Common shares sold	31,767	15,192	9,056,002	-	-	9,071,194
Net loss	-	-	-	-	(1,041,749)	(1,041,749)
Foreign currency translation	-	-	-	(70,061)	-	(70,061)
Balances, April 30, 2021	111,767	$52,374	$9,056,002	(70,061)	(1,041,749)	$7,996,566
Net loss	-	-	-	-	(1,152,038)	(1,152,038)
Foreign currency translation	-	-	-	(45,306)	-	(45,306)
Balances, July 31, 2021	111,767	$52,374	$9,056,002	$(115,367)	$(2,193,787)	$6,799,222
Net loss	-	-	-	-	(1,150,434)	(1,150,434)
Foreign currency translation	-	-	-	(216,884)	-	(216,884)
Balances, October 31, 2021	111,767	$52,374	$9,056,002	$(332,251)	(3,344,221)	$5,431,904

Next Meats Co., Ltd.

Statement of Changes in Stockholders’ Equity (Deficit)

For the Period June 1, 2020 (Inception) to October 31, 2020

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Common Stock Payable	Accumulated Other Comprehensive Income	Accumulated Deficit	Total

Balances, June 1, 2020	-	$-	$-	$-	$-	$-	$-
Common shares issued at reorganization	80	37,182	-	-	-	-	37,182
Net loss	-	-	-	-	-	(19,391)	(19,391)
Foreign currency translation	-	-	-	-	366	-	366
Balances, July 31, 2020	80	$37,182	$-	$-	$366	$(19,391)	$18,156
Common shares issued (par value @50 JPY)	87,120	33,888	33,889	-	-	-	67,777
Cash received for common stock payable	-	-	-	462,701	-	-	462,701
Net loss	-	-	-	-	-	(55,669)	(55,669)
Foreign currency translation	-	-	-	-	6,139	-	6,139
Balances, October 31, 2020	87,200	$71,070	$33,889	$462,701	$6,505	$(75,060)	$499,105

The accompanying notes are an integral part of these unaudited financial statements.

-F10-

NEXT MEATS CO., LTD.
STATEMENT OF CASH FLOWS
(Unaudited)

	For the Six Months Ended October 31, 2021		For the Period June 1, 2020 (Inception) to October 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$(2,302,472)		$(75,060)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24,750		-

Changes in operating assets and liabilities:
Accounts receivable	(127,161)		(26,851)
Accrued expenses and other payables	1,835,008		6,958
Advance payments and other prepaid expense	(2,143,419)		41,770
Inventories	(731,171)		-
Accounts payable – related party	(2,078)		4,731
Security deposit	(4,580)		-
Income tax payable	391,910		-
Net cash used in operating activities	(3,059,214)		(48,451)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for land and improvements	(1,395,964)		-
Cash paid for purchase of fixed assets	(23,184)		-
Cash paid for stock	(169,551)		-
Net cash used in investing activities	(1,588,700)		-

CASH FLOWS FROM FINANCING ACTIVITIES
Loans	307,909		-
Stock issuance	-		104,959
Net cash provided by financing activities	307,909		104,959

Net effect of exchange rate changes on cash	$(262,190)		$6,505

Net Change in Cash and Cash Equivalents	(4,602,196)		63,013
Cash and cash equivalents - beginning of period	7,210,200		-
Cash and cash equivalents - end of period	$2,608,004		$63,013

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$1,484		$-
Income taxes paid	$-	$

NON-CASH INVESTING AND FINANCING TRANSACTIONS
	$-	$

The accompanying notes are an integral part of these unaudited financial statements.

-F11-

NEXT MEATS CO., LTD.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2021

 (UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Next Meats Co., Ltd. (“the Company”) was incorporated on June 1, 2020, in Tokyo, Japan.

Description of Business

The purpose of the Company shall be to engage in the following business activities:

1.	Import, sales, planning and manufacturing of various food products;
2.	Wholesale and retail sale of food products;
3.	Trading business;
4.	Planning and management of events for advertising and PR activities;
5.	Consulting services.

The main office of the Company is located in Shinjuku Ward, Tokyo, Japan.

The Company’s fiscal year-end is April 30th.

Recent Developments

In January 2020, the World Health Organization (the “WHO”) announced a global health emergency because of a new strain of coronavirus (“COVID-19”) originating in Wuhan, China and the risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in global exposure.

Our operations have not been significantly impacted. No impairments were recorded as of October 31, 2021 and no triggering events or changes in circumstances had occurred. However, the full impact of the COVID-19 pandemic continues to evolve subsequent to the period ended October 31, 2021 and as of the date these financial statements are issued. As such, the full magnitude of the COVID-19 pandemic, and the resulting impact, if any, on the Company’s financial condition, liquidity, and future results of operations is uncertain. Management is actively monitoring the global situation on our financial condition, liquidity, operations, suppliers, industry, and customers. Reduced demand for products or impaired ability to meet customer demand (including as a result of disruptions at the Company’s suppliers) could have a material adverse effect on its business operations and financial performance. Given the daily evolution of the COVID-19 pandemic and the global responses to curb its spread, the Company is not presently able to estimate the effects of the COVID-19 pandemic on its results of operations, financial condition, or liquidity for the current fiscal year. As of the date of this filing, the Company’s recently commenced business operations have not been impacted.

Note 2 – Basis of Presentation and Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Income Tax

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Share-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors and non-employees, the fair value of the award is measured on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

The Company’s stock-based compensation for the periods ended October 31, 2021 and October 31, 2020 was $0 for both periods.

-F12-

Recently Adopted Accounting Pronouncements

The Company has adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350 provides guidance on financial accounting and reporting related to franchise rights and other intangibles for U.S. GAAP. Per ASC 350, originally issued as Financial Accounting Standards No. 142 in June 2001 and subsequently updated by Accounting Standards Update (“ASU”) 2010-28, franchise rights are not amortized, but tested for impairment at the reporting unit level (the operating segment or one level below). Under the rules, if conditions exist that it is “more likely than not” that fair value of reporting unit is less than its carrying value, then a two-step impairment test is performed to identify potential franchise rights impairment and measure the amount of loss to be recognized (if any). This franchise rights impairment test is required at least annually, or more frequently if certain events occur and circumstances change. No impairments were recorded as of October 31, 2021. Management determined that there has been no significant reduction in the fair market value of the franchise rights and no triggering events or changes in circumstances had occurred to require an impairment test.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company considered its going concern disclosure requirements in accordance with ASC 240-40-50.

The Company did not generate sufficient revenue to cover operating expenses during the period ended April 30, 2021. Management plans to fund some operating expenses with related party loans and/or the sale of shares of stock until the Company realizes sufficient revenue to cover operating expenses. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary if the Company cannot continue as a going concern.

Note 4 – Income Tax

 The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of October 31, 2021, the Company has incurred a net loss of approximately $3,344,221 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $702,286 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance. Given our inception on June 1, 2020, and our fiscal year end of April 30, 2021, we have completed only one taxable fiscal year.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of October 31, 2021.

Note 6 – Stockholder Equity

Stock Split

On August 24, 2020 there was a 1,000:1 stock split resulting in an increase in shares outstanding from 80 to 80,000. At this time it was decided in a shareholders meeting to change the par value of commons shares from 50,000 JPY to 50 JPY.

Common Shares Issued

On June 1, 2020, 80 shares of common stock were issued to Hideyuki Sasaki at par value of 50,000 JPY.

During the period ended April 30, 2021, 31,767 shares of common stock were sold to ten shareholders for proceeds totaling $9,071,194.

Note 7 – Related-Party Transactions

Common shares

During the period ended April 30, 2021, 22,000 shares of common stock were sold to related party White Knight Co., Ltd (“White Knight”). White Knight is controlled by our director, Koichi Ishizuka.

Loan to Company

During the period ended April 30, 2021, a related party paid an expense on behalf of the Company totaling $2,829. This payment is considered a loan to the Company and is bearing 1% annual interest and payable April 15, 2023. The loan is unsecured.

During the period ended October 31, 2021, related parties paid expenses on behalf of the Company totaling $8,176 and the Company repaid $10,137, resulting in a net balance owed of $751 as of October 31, 2021.

Note 8 - Subsequent Events

We were and are a party to the Share Cancellation and Exchange Agreement entered into on June 9, 2021 and later consummated on December 16, 2021. The Share Cancellation and Exchange Agreement is detailed herein beginning on page 4. Following the Effective Time of the aforementioned agreement, the parties listed in the chart herein on page 5 ceased to be shareholders of Next Meats Co., Ltd. and the sole shareholder of Next Meats Co., Ltd. became and is now Next Meats Holdings, Inc., holding 1,000 shares of our common stock, which constitutes 100% of our issued and outstanding shares as of the date of this report. At the Effective Time of the agreement, the shareholders who previously made up the shareholders of Next Meats Co., Ltd., became shareholders of Next Meats Holdings, Inc., and were issued the respective quantities of shares of Next Meats Holdings, Inc. as is noted in the table above on page 5.

-F13-

The following unaudited pro forma consolidated financial statements are based on historical financial statements of Next Meats Co., Ltd. and Next Meats Holdings to give effect to the acquisition of Next Meats Co., Ltd., as though it had occurred during the period ending October 31, 2021.

The unaudited pro forma consolidated balance sheet as of October 31, 2021 gives effect to the acquisition of Next Meats Co., Ltd. as if it had occurred on October 31, 2021.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

NEXT MEATS HOLDINGS, INC.
(UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS)

	NEXT MEATS HOLDINGS, INC.	NEXT MEATS CO., LTD			Consolidated
	October 31, 2021	October 31, 2021	Pro Forma		Pro Forma
			Adjustment		Result
ASSETS
Current Assets
Cash and cash equivalents	$65,887	$2,608,004	$-		$2,673,891
Accounts receivable	794	390,633	-		391,427
Advance payments and prepaid expenses	-	2,194,674	-		2,194,674
Inventories	6,089	980,606	-		986,695

TOTAL CURRENT ASSETS	72,770	6,173,917	-		6,246,687

Furniture, fixtures and equipment, net	-	204,903	-		204,903
Construction in progress	-	318,802	-		318,802
Land and improvements	-	1,246,488	-		1,246,488
Stock	187,500	486,268	-		673,768
Long-term prepaid expenses and security deposits, net	-	23,440	-		23,440

TOTAL NONCURRENT ASSETS	187,500	2,279,900	-		2,467,400

TOTAL ASSETS	$260,270	$8,453,817	$-		$8,714,087

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses and other payables	$11,402	$2,317,664	$-		$2,329,066
Income tax payable	-	395,589	-		395,589
Due to related party	-	751	-		751
TOTAL CURRENT LIABILITIES	11,402	2,714,004	-		2,725,406

Noncurrent liabilities:
Loans	$-	$307,909	$-		$307,909
TOTAL NONCURRENT LIABILITIES	-	307,909	-		307,909

TOTAL LIABILITIES	11,402	3,021,905	-		3,033,315

SHAREHOLDERS’ DEFICIT
Preferred stock ($.001 par value, 20,000,000 shares authorized;
none issued and outstanding as of October 31, 2021)	-	-	-		-
Common stock ($.001 par value, 500,000,000 shares authorized,
500,000,000 shares issued and outstanding as of October 31, 2021)	500,000	-		-	500,000
Common stock (50 yen par value, 2,000,000,000 shares authorized,
111,767 shares issued and outstanding as of October 31, 2021	-	52,374	(52,374)		-
Non-controlling interest	70,422	-	-		70,422
Additional paid in capital	5,880,332,215	9,056,002	52,374		5,889,440,591
Accumulated deficit	(5,880,653,436)	(3,344,221)	-		(5,883,997,657)
Accumulated other comprehensive income(loss)	(332)	(332,251)	-		(332,583)

TOTAL SHAREHOLDERS’ DEFICIT	248,868	5,431,904	-		5,680,772

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$260,270	$8,453,817	$-		$8,714,087

-F14-

NEXT MEATS HOLDINGS, INC.
(UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS)

				Pro Forma	Consolidated
				Adjustment
	NEXT MEATS HOLDINGS,INC.	NEXT MEATS CO., LTD.
	For the six months Ended	For the six months Ended			For the six months Ended
	October 31, 2021	October 31, 2021			October 31, 2021

Revenues	$-	$5,184,080		$-	$5,184,080
Cost of Revenues	-	5,075,142		-	5,075,142
Gross Profit	-	108,938		-	108,938

Operating Expenses

General and Administrative Expenses	$30,907	$2,344,362		$-	$2,375,269
Depreciation	-	24,750		-	24,750
Total Operating expenses	30,907	2,369,112		-	2,400,019

Other Income	-	2,873		-	2,873
Total Other income	-	2,873		-	2,873

Net loss before tax	$(30,907)	$(2,257,301)		$-	$(2,288,208)
Income tax expense	-	45,171		-	45,171
NET LOSS	$(30,907)	$(2,302,472)		$-	$(2,333,379)

Other Comprehensive Income (Loss)

Foreign currency translation adjustment	$-	$(262,190)		-	$(262,190)
TOTAL COMPREHENSIVE INCOME (LOSS)	$(30,907)	$(2,564,662)		-	$(2,595,569)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(59.26)	$		$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	500,000,000	38,852		(38,852)	500,000,000

-F15-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Incorporated herein by reference. Please refer to the above financial statements in their entirety beginning on page 17.

EXHIBITS TO FORM 8-K

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.11	Amendment to our Certificate of Incorporation (2)
3.12	Amendment to our Certificate of Incorporation (3)
3.2	Bylaws (1)
10.1	Share Cancellation and Exchange Agreement (4)

(1) Filed as an exhibit to the Company's Form 10-12G, as filed with the SEC on May 8, 2020, and incorporated herein by this reference.

(2) Filed as an exhibit to the Company's Form 8-K, as filed with the SEC on September 21, 2020, and incorporated herein by this reference.

(3) Filed as an exhibit to the Company's Form 8-K, as filed with the SEC on January 29, 2021, and incorporated herein by this reference.

(4) Filed as an exhibit to the Company's Form 8-K, as filed with the SEC on June 9, 2021, and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Next Meats Holdings, Inc.

Dated: December 16, 2021

By: /s/ Ryo Shirai

Ryo Shirai,

Chief Executive Officer